Exhibit 10.10

LINCOLN EDUCATIONAL SERVICES CORPORATION

2005 LONG-TERM INCENTIVE PLAN

1.             Purposes of the Plan

The purpose of the Plan is to provide an incentive to certain officers, employees and consultants of the Company and its Subsidiaries to increase their interest in the Company’s success by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards.

2.             Definitions and Rules of Construction

(a)           Definitions.  For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Award” means an Option, Restricted Share Unit, Performance Share Unit, Stock Appreciation Right or Other Award granted by the Committee pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award.  An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Board” means the Board of Directors of the Company.

“CEO” means the Chief Executive Officer of the Company.

“Change in Control” occurs upon the occurrence of any of the following:

(i)            when a “person” (as defined in Section 3(a)(9) of the Exchange Act), including a “group” (as defined in Section 13(d) and 14(d) of the Exchange Act), either directly or indirectly becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of either (1) the then outstanding Common Stock or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change in Control:  (1) any acquisition directly from the Company; (2) any acquisition by the Company; or (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(ii)           when, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the “Company Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof;  provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to be a Company Incumbent Director if such director was elected by, or on the recommendation of or with the approval of at least two-thirds of the directors of the Company, who then qualified as Company Incumbent Directors;

(iii)          when the stockholders of the Company approve a reorganization, merger or consolidation of the Company without the consent or approval of a majority of the Company Incumbent Directors;

(iv)          consummation of a merger, amalgamation or consolidation of the Company with any other corporation, the issuance of voting securities of the Company in connection with a merger, amalgamation or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (each, a “Business Combination”), unless, in each case of a Business Combination, immediately following such Business Combination, all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Common Stock; or

(v)           a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company;

provided, however, that in no event shall a Change in Control be deemed to have occurred so long as Stonington Partners, Inc., together with Five Mile River Capital, LLC and any of their respective affiliates, remain the person or group with the largest single beneficial ownership stake in the outstanding Common Stock and combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Company’s directors; provided, further, that under no circumstances shall an initial public offering of the Company or its affiliates constitute a Change in Control.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code, no event will constitute a Change in Control for purposes of the Plan or any Award Document unless such event also constitutes a “Change in Control Event” as defined under Section 409A of the Code and the regulations and guidance promulgated thereunder.

“Code” means the Internal Revenue Code of 1986, as amended and the applicable rulings and regulations thereunder.

“Committee” means the Compensation Committee of the Board or such other committee appointed by the Board to administer the Plan.

“Common Stock” means the Common Stock of the Company, no par value per share, or such other class of shares or other securities as may be applicable under Section 13(b) of the Plan.

“Company” means Lincoln Educational Services Corporation or any successor to substantially all of its business.

“Effective Date” means the date on which the Plan is approved by the stockholders of the Company.

“Eligible Individual” means an individual described in Section 4(a) of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” means (i) if the Common Stock is listed on a securities exchange or is traded over the Nasdaq National Market, the closing sales price on such exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Common Stock is not listed on a securities exchange or traded over the Nasdaq National Market, the mean between the bid and offered prices as quoted by Nasdaq for such date, provided that if it is determined that the fair market value is not properly reflected by such Nasdaq quotations, Fair Market Value shall be determined by such other method as the Committee determines in good faith to be reasonable.

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

“Other Award” means any form of Award other than an Option, Restricted Share Unit, Performance Share Unit or Stock Appreciation Right granted pursuant to Section 11 of the Plan.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

“Performance Share Unit” means a right to receive a Target Number of shares of Common Stock (or cash, if applicable) payable at the end of a Performance Period, subject to the Participant’s continued employment and the achievement of the applicable Performance Targets, granted pursuant to Section 9 of the Plan.

“Performance Target” means the targets established by the Committee and set forth in the applicable Award Document.

“Plan” means the Lincoln Educational Services Corporation 2005 Long-Term Incentive Plan as described herein.

“Prior Plan” means the Lincoln Technical Institute Management Stock Option Plan, which plan shall be terminated (except with respect to awards then outstanding) as soon as practicable following the Effective Date of the Plan.

“Restricted Share Unit” means a right to receive a share of Common Stock (or cash, if applicable) in the future, subject to time vesting and the Participant’s continued employment with the Company, granted pursuant to Section 8 of the Plan.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on shares of Common Stock granted pursuant to Section 10 of the Plan.

“Subsidiary” means any (i) corporation if fifty percent (50%) or more of the total combined voting power of all classes of stock is owned, either directly or indirectly, by the Company or another Subsidiary or (ii) limited liability company if fifty percent (50%) or more of the membership interests is owned, either directly or indirectly, by the Company or another Subsidiary.

“Target Number” means the target number of shares of Common Stock established by the Committee and set forth in the applicable Award Document.

(b)                                 Rules of Construction.  The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise.  Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.             Administration

(a)           Committee.  The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

(i)            select the Participants from the Eligible Individuals;

(ii)           grant Awards in accordance with the Plan;

(iii)          determine the number of shares of Common Stock subject to each Award or the cash amount payable in connection with an Award;

(iv)          determine the terms and conditions of each Award, including, without limitation, those related to term, vesting, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, Target Numbers, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or a Change in Control of the Company, and including the authority, subject to Section 16, to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that is not, without the consent of the Participant, prejudicial to the rights of such Participant in such Award;

(v)           specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

(vi)          construe and interpret any Award Document delivered under the Plan;

(vii)         prescribe, amend and rescind rules and procedures relating to the Plan;

(viii)        employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom;

(ix)           vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions or to procure favorable tax treatment for Participants; and

(x)            make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(b)           Plan Construction and Interpretation.  The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c)           Determinations of Committee Final and Binding.  All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(d)           Delegation of Authority.  The Committee may designate one or more of its members or persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, except that the Committee may not delegate its authority with regard to Awards (including decisions concerning the timing, pricing and amount of shares of Common Stock subject to an Award) granted to Eligible Individuals (i) who are officers or directors for purposes of Section 16(b) of the Exchange Act or (ii) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code.

(e)           Liability of Committee.  No member of the Board or Committee, the CEO, or any officer or employee of the Company to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan and the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan, except where such liability results directly from such person’s fraud, willful misconduct or failure to act in good faith.  In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

(f)            Action by the Board.  Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.             Eligibility

(a)           Eligible Individuals.  Awards may be granted to officers, employees and consultants of the Company or any of its Subsidiaries.  The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the number and terms of Awards to be granted to each such Participant.  Under this Plan, references to “employment,” “employed,” etc. include Participants who are consultants of the Company or its Subsidiaries.

(b)           Grants to Participants.  The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant.  The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.             Common Stock Subject to the Plan

(a)           Plan Limit.  Subject to Section 13(b), the maximum number of shares of Common Stock that may be awarded for all purposes under the Plan shall be the aggregate of 1 million shares of Common Stock, plus any shares of Common Stock that are available for issuance under the Prior Plan.  Shares of Common Stock issued pursuant to Awards under the Plan may be either authorized and unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

(b)           Rules Applicable to Determining Shares Available for Issuance.  For purposes of determining the number of  shares of Common Stock that remain available for issuance under the Plan, the number of shares of Common Stock corresponding to Awards under the Plan or the Prior Plan that are forfeited or expire for any reason without having been exercised or settled, the number of shares of Common Stock tendered or withheld to pay the exercise price of an Award and the number of shares of Common Stock withheld from any Award to satisfy a Participant’s tax withholding obligations shall be added back to the Plan Limit and again be available for the grant of Awards.

(c)           Special Limits.  Anything to the contrary in Section 5(a) above notwithstanding, but subject to Section 13(b), the following special limits shall apply to shares of Common Stock available for Awards under the Plan:

(i)            the maximum number of shares of Common Stock that may be subject to Options granted to any Eligible Individual in any calendar year shall equal 150,000 shares;

(ii)           the maximum number of shares of Common Stock that may be subject to Incentive Stock Options under the Plan shall equal 500,000 shares and;

(iii)          the maximum number of shares of Common Stock that may be subject to Restricted Share Units, Performance Share Units, Stock Appreciation Rights or Other Awards granted to any Eligible Individual in any calendar year shall equal 150,000 to the number of shares of Common Stock.

6.             Awards in General

(a)           Types of Awards.  Awards under the Plan may consist of Options, Restricted Share Units, Performance Share Units, Stock Appreciation Rights and Other Awards.  Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Awards, as the Committee may determine.  Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b)           Terms Set Forth in Award Document.  The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan.  Notwithstanding the foregoing but subject to Section 6(c) below, the Committee may, in its sole discretion, accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Award first becomes exercisable.  The terms of Awards may vary among Participants and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms.  Accordingly, the terms of individual Award Documents may vary.

(c)           Termination of Employment and Change in Control.  (i)  In connection with a Participant’s termination of employment with the Company or any of its Subsidiaries, the Committee shall have full authority and discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award, which provisions may be specified in the applicable Award Document or determined at a subsequent time; provided, however, that if a Participant’s termination of employment with the Company or any of its Subsidiaries is for “cause” (as such term is defined in the Award Document) or if the Committee fails to take any action to the contrary, any unexercised Stock Options, whether vested or not, and any unvested Restricted Share Units, Performance Share Units, Stock Appreciation Rights or Other Awards granted to such Participant under this Plan shall lapse and become void as of the date of such termination.  The employment of a Participant shall not be deemed to have terminated if such Participant is transferred among the Company and any of its Subsidiaries.

(ii)           In connection with a Change in Control of the Company, the Committee shall have full authority and discretion to determine the effect, if any, of such Change in Control on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time.

(d)           Dividends and Dividend Equivalents.  The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in shares of Common Stock, and can be made in shares of Common Stock, cash or a combination thereof, as the Committee shall determine.

(e)           Rights of a Shareholder.  A Participant shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13(b).

(f)            Performance-Based Awards.  The Committee may determine whether any Award under the Plan is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code.  Any such Awards designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets, to the extent required by Section 162(m) of the Code.  The Performance Targets that may be used by the Committee for such Awards shall be based on measurable and attainable financial goals for the Company, one or more of its operating divisions or Subsidiaries or any combination of the above such as net income, net revenue, cash flow, operating margin, operating revenue, pre-tax income, pre-tax operating income, operating income growth, return on assets, total shareholder return, share price, return on equity, diluted earnings per share or earnings per share growth, or a combination thereof as selected by the Committee, and quantifiable non-financial goals.  Each Participant is assigned a Target Number payable if Performance Targets are achieved.  If a Participant’s performance exceeds such Participant’s Performance Targets, Awards may be greater than the Target Number, but may not exceed 200% of such Participant’s Target Number.  The Committee retains the right to reduce any Award if it believes that individual performance does not warrant the Award calculated by reference to the result.  In the event that all members of the Committee are not “outside directors” as that term is defined in Section 162(m) of the Code, the grant and terms of Awards intended to qualify as “performance-based compensation” shall be made by a subcommittee of the Committee consisting of two or more “outside directors” for purposes of Section 162(m) of the Code.

7.             Terms and Conditions of Options

(a)           General.  The Committee, in its discretion, may grant Options to eligible Participants and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options.  Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

(b)           Exercise Price.  The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Option be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.  Payment of the exercise price of an Option shall be made in any form approved by the Committee at the time of grant.

(c)           Term.  An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.

(d)           Incentive Stock Options.  The exercise price per share of an Incentive Stock Option may not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant (or, if the exercise price is not fixed on the date of grant, on such date as the exercise price is fixed).  No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the shares of Common Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five years from the date of grant thereof.  No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of $100,000, determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

8.             Terms and Conditions of Restricted Share Units

The Committee is authorized to grant Restricted Share Units to Eligible Individuals.  A Restricted Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and applicable Award Document, one or more shares of Common Stock in consideration of the Participant’s employment with the Company or any of its Subsidiaries.  If and when the forfeiture provisions lapse, the Restricted Share Units shall become shares of Common Stock owned by the corresponding Participant or, at the sole discretion of the Committee, cash, or a combination of cash and shares of Common Stock, with a value equal to the Fair Market Value of the shares at the time of payment.

9.             Terms and Conditions of Performance Share Units

The Committee is authorized to grant Performance Share Units to Eligible Individuals.  A Performance Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and applicable Award Document, a Target Number of shares of Common Stock based upon the achievement of Performance Targets over the applicable Performance Period.  At the sole discretion of the Committee, Performance Share Units shall be settled through the delivery of shares of Common Stock or cash, or a combination of cash and shares of Common Stock, with a value equal to the Fair Market Value of the shares of Common Stock as of the last day of the applicable Performance Period.

10.          Stock Appreciation Rights

(a)           General.  The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals.  A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of shares of Common Stock for which the Stock Appreciation Right is exercised, over the exercise price for such Stock Appreciation Right specified in the applicable Award Document.  The exercise price per share of Common Stock covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant.  At the sole discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or shares of Common Stock, or in a combination of cash and shares of Common Stock, having an aggregate Fair Market Value as of the date of exercise equal to such cash amount.

(b)           Methods of Exercise.  In accordance with the rules and procedures established by the Committee for this purpose, and subject to the provisions of the applicable Award Document, the Committee shall determine the permissible methods of exercise for a Stock Appreciation Right.

(c)           Stock Appreciation Rights in Tandem with Options.  A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto.  If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of shares of Common Stock as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term and exercise price as the related Option (which, in the case of a Stock Appreciation Right granted after the grant of the related Option, may be less than the Fair Market Value per share on the date of grant of the tandem Stock Appreciation Right).  Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of shares covered by the Option exercise.

11.          Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of shares of Common Stock, for the acquisition or future acquisition of shares of Common Stock, or any combination thereof.

12.          Certain Restrictions

(a)           Transfers.  Unless the Committee determines otherwise on or after the date of grant, no Award shall be transferable other than by shall or by the laws of descent and distribution.

(b)           Award Exercisable Only by Participant.  During the lifetime of a Participant, an Award shall be exercisable only by the Participant.  The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

13.          Recapitalization or Reorganization

(a)           Authority of the Company and Stockholders.  The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the shares of Common Stock or the rights thereof or which are convertible into or exchangeable for shares of Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)           Change in Capitalization.  Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5, including the maximum number of shares available under the special limits provided for in Section 5(c), may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase shares of Common Stock at a price substantially below Fair Market Value or other similar corporate event affecting the shares of Common Stock in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan.  In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the exercise price per share, if any, under any outstanding Award shall be equitably adjusted (including by payment of cash to a Participant) as the Committee deems necessary and advisable in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards.  Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final.  Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.  Notwithstanding the foregoing, in the event a stock split is declared upon the Common Stock, the shares of Common Stock then subject to each Option shall be increased proportionately without any change in the aggregate purchase price therefore.

(c)           No Repricing.  The Committee may not reprice any Option or Stock Appreciation Right whether by (i) amending an Option or Stock Appreciation Right to reduce its exercise price, (ii) canceling an Option or Stock Appreciation Right and regranting an Option with a lower exercise price than the original exercise price of the cancelled Option or Stock Appreciation Right or (iii) taking any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of repricing an Option or Stock Appreciation Right ; provided that nothing in this Section 13(c) shall prevent the Committee from making adjustments pursuant to Section 13(b).

14.          Term of the Plan

Unless earlier terminated pursuant to Section 16, the Plan shall terminate on the 10th anniversary of the Effective Date, except with respect to Awards then outstanding.  No Awards may be granted under the Plan after the 10th anniversary of the Effective Date.

15.          Effective Date

The Plan shall become effective on the Effective Date; provided, however, that, if the Plan is not approved by the shareholders upon submission to them for approval, the Plan shall be void ab initio and of no further force and effect.

16.          Amendment and Termination

Notwithstanding anything herein to the contrary, the Board may, at any time, terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension of the Plan shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof and no amendment which increases the Plan Limit shall be effective without shareholder approval (other than in connection with a transaction or event described in Section 13(b) of the Plan).  Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable to (a) comply with, or take into account changes in applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (b) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code.

17.          Miscellaneous

(a)           Tax Withholding.  The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any applicable tax withholding requirements.  In the case of an Award payable in shares of Common Stock, the Company or a Subsidiary, as appropriate, may permit such individual to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by such individual or to repurchase shares that were issued to such individual to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time.  The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

(b)           No Right to Awards or Employment.  No person shall have any claim or right to receive Awards under the Plan.  Neither the Plan, the grant of Awards under the Plan, nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time.

(c)           Section 16(b) of the Exchange Act.  The Plan is intended to comply in all respects with Section 16(b) of the Exchange Act.  Notwithstanding anything contained in the Plan or any Award Document under the Plan to the contrary, if the consummation of any transaction under the Plan, or the taking of any action by the Committee in connection with a Change in Control of the Company, would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than 180 days.

(d)           Section 162(m) of the Code.  The Plan is intended to comply in all respects with Section 162(m) of the Code.

(e)           Securities Law Restrictions.  The Committee may require each Participant purchasing or acquiring shares of Common Stock pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the shares of Common Stock for investment purposes and not with a view to the distribution thereof.  All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the shares of Common Stock are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f)            Award Document.  In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(g)           Headings.  The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(h)           Section 409A of the Code.  If any provision of the Plan or an Award Agreement contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to the interest and penalties under Section 409A of the Code, such provision of the Plan or any Award Agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

(i)            Application of Funds.  The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards shall be used for general corporate purposes.

(j)            Governing Law.  The Plan and all agreements entered into under the Plan shall be construed in accordance with and governed by the laws of the State of New York.

(k)           Unfunded Plan.  The Plan is intended to constitute an unfunded plan for incentive compensation.  Prior to the issuance of Shares in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.